Exhibit 10.14

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease ("Fourth Amendment") is dated as of November 22, 2023 by and between 131 Hartwell LLC, a Massachusetts limited liability company

("Landlord"), successor-in-interest to WLC Three VI, L.L.C., a Delaware limited liability company ("Original Landlord") and Aldeyra Therapeutics, Inc. ("Tenant"), a Delaware corporation.

WHEREAS, Original Landlord, and Tenant are parties to a lease dated September 20, 2017 ("Original Lease") regarding certain premises consisting of the "Original Premises" as defined therein; and

WHEREAS, Original Landlord and Original Tenant amended the Original Lease by First Amendment to Lease dated November 27, 2017 adding the "Phase III Premises" as defined therein, that increased the Premises to 9,351 RSF; and by Third Amendment to Lease dated August 21, 2021, extending the Term; and

WHEREAS, Landlord has acquired the interest of Original Landlord; and

WHEREAS, Landlord and Tenant desire to further amend the Lease as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

1. Defined Terms. Capitalized Terms used but not defined herein shall have the meaning set forth in the Lease. The Original Lease, as amended by the First Amendment, by the

Second Amendment, and by the Third Amendment shall hereinafter be referred to as the

"Lease".

2. Extension of Term. The Term of the Lease is hereby extended for a period commencing January 1, 2024 (the "Extended Term Commencement Date") through and including December 3 I, 2024 (the " Fourth Amendment Extended Term").

3. Base Rent. Commencing on the Extended Term Commencement Date, Tenant shall pay Base Rent in accordance with the terms of the Lease as follows;

Period	Annual Base Rent	Monthly Base Rent	Rent PSF
1/1/24-12/31/24	$275,854.50	$22,987.88	$29.50

In addition, Tenant shall pay all electricity used at the Premises in accordance with section 14 of the Lease.

4. Additional Options to Extend. Provided Tenant is not in default beyond applicable notice and cure periods under the Lease either at the time of giving notice of its exercise of an additional option to extend or, as applicable, at the end of the Fourth Amendment Extended Term or at the end of the Fourth Amendment First Additional Extended Term (as hereinafter defined), Tenant shall have two (2) options to extend the term of this Lease for periods of twelve (12) months each (the "Fourth Amendment First Additional Extended Term" and the "Fourth Amendment Second Additional Extended Term," respectively). Each such option shall be exercisable, if at all, by Tenant giving nine (9) month's written notice to Landlord prior to the then-current expiration date. If Tenant does not validly exercise its option for the Fourth Amendment First Additional Term, the Term of this Lease shall expire at the end of the Fourth Amendment Extended Term and Tenant shall have no further rights or options to extend the Tenn under this Section. If Tenant elects to exercise its option for the Fourth Amendment First Additional Extended Term, then Rent shall be calculated as provided in Section 3 above but at a rate per square foot equal to $30.50 during such Fourth Amendment First Additional Extended Term, and if Tenant elects to exercise its option for the Fourth Amendment Second Additional Extended Term, then Rent shall be calculated as provided in Section 3 above but at a rate per square foot equal to $31.50 during such Fourth Amendment Second Additional Extended Term.

5. Broker. Except for Cushman & Wakefield, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such Second person by reason of such party's breach of their representation or warranty contained in this Amendment. Landlord will pay any commission due to the named brokers hereunder pursuant to a separate agreement subject to execution and delivery of this Amendment by Landlord and Tenant.

6. Miscellaneous.

(a) The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Fourth Amendment.

(b) Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

(c) In the event of a conflict between this Fourth Amendment and the Lease, this Fourth Amendment shall control.

(d) This Fourth Amendment shall not be effective until it has been duly executed by the parties hereto.

(e) This Fourth Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument.

7. Addresses for Notices. All notices sent by Landlord to Tenant shall be sent in accordance with the Lease to Tenant at the Premises.

All notices from Tenant to Landlord shall be sent in accordance with the Lease to:

131 Hartwell LLC

c/o Azad Legacy Partners

131 Hartwell A venue

Lexington, MA 02421

Attn: Robert Parsekian

With a copy to:

Rubin and Rudman

c/o Paul Baccari, Esq.

5 3 State Street

Boston, MA 02109

Executed as a sealed instrument this day of October 2023.

Landlord:
131 HARTWELL LLC

By:	/s/ Charles P. Minasian
Charles P. Minasian
Authorized Person

Tenant:
Aldeyra Therapeutics, Inc.

By:	/s/ Bruce Greenberg
Name:	Bruce Greenberg
Title:	Senior Vice President of Finance
and Interim Chief Financial Officer